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                                                             Exhibit (25)(2)(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 37 to Registration Statement No. 811-266 on Form N-2 of our report dated February 3, 2006, relating to the financial statements and financial highlights of Tri-Continental Corporation appearing in the Annual Report to Stockholders on Form N-CSR of Tri-Continental Corporation for the year ended December 31, 2005, and to our report dated February 3, 2006, relating to "Financial Highlights--Senior Securities - $2.50 Cumulative Preferred Stock" appearing in the Statement of Additional Information, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Custodian, Stockholder Service Agent and Dividend Paying Agent and Experts--Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

New York, New York
April 10, 2006